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                                                                   Exhibit 10.16

                                                                  EXECUTION COPY

                      FOURTH LEASE MODIFICATION AGREEMENT

                          Kenvic Associates, Landlord

                                      with

                          Instinet Corporation, Tenant

                               February 14, 1996

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                      FOURTH LEASE MODIFICATION AGREEMENT

      THIS FOURTH LEASE MODIFICATION AGREEMENT (the "Agreement"), dated as of February 14, 1996, between KENVIC ASSOCIATES, a partnership having an office at 875 Third Avenue, New York, New York 10022 ("Landlord") and INSTINET CORPORATION, a Delaware corporation having an office at 875 Third Avenue, New York, New York 10022 ("Tenant").

                              W I T N E S S E T H:

      WHEREAS, Landlord and Tenant are parties to that certain lease dated as of November 19, 1992, as modified by a Lease Modification Agreement dated as of July 9, 1993 (the "First Lease Modification Agreement") between Landlord and Tenant, relating to the entire eighteenth (18th), twenty-eighth (28th) and twenty-ninth (29th) floors in the Building; a Second Lease Modification Agreement dated June 7, 1994 (the "Second lease Modification Agreement") between Landlord and Tenant relating to a portion of the twenty-seventh (27th) floor of the Building and a Third Lease Modification Agreement dated as of October 21, 1994 (the "Third Lease Modification Agreement") between Landlord and Tenant, relating to a portion of the third (3rd) floor in the Building (said lease, as so modified by the First Lease Modification Agreement, the Second Lease Modification

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Agreement and the Third Lease Modification Agreement, is hereinafter referred to as, the "Lease");

      WHEREAS, pursuant to the Second Lease Modification Agreement, Tenant has exercised its option to Lease the entire nineteenth (19th) floor of the Building (the "Additional 19th Floor Premises").

      WHEREAS, Landlord and Tenant desire to modify the Lease as hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual agreements herein, the Lease is amended as follows:

      1. All the terms of this Agreement, the initial letters of which are capitalized and not otherwise defined, shall have the meanings set forth in the Lease.

      2. Effective upon the delivery of Vacant Possession of the Additional 19th Floor Premises (the "19th Floor Delivery Date"), Section 1.02 of the Lease is modified by adding to the Premises the Additional 19th Floor Premises and the term "Premises" shall thereafter include the Additional 19th Floor Premises. The rentable square foot area of the Additional 19th Floor Premises is hereby deemed to be 26,000 rentable square feet.


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      3. Sections 7C(a) of the First Lease Modification Agreement is hereby deleted in its entirety and replaced with the following:

      "(a) Tenant acknowledges that the existing tenant of the Additional 19th Floor Premises has consented to the entry of a judgment of possession of the Additional 19th Floor Premises and to the issuance of a warrant of eviction granting legal and physical possession of the Additional 19th Floor Premises to Landlord but with a stay of the execution of such warrant of eviction until no later than November 30, 1996. Commencing no later than December 2, 1996, Landlord will use all reasonable efforts to cause the warrant of eviction to be executed. No later than one (1) business day after the date legal and physical possession is delivered to Landlord upon the execution of such warrant of eviction, Landlord shall deliver a written notice to Tenant advising Tenant of such delivery. Tenant shall, within one (1) business day after such written notice is delivered, inspect the Additional 19th Floor Premises to determine if said Additional 19th Floor Premises are, in fact, free of all property of the former occupants thereof. Unless within said same business day on which the Tenant has such right to inspect, Tenant delivers a written notice to Landlord identifying property of the former occupant which remains on the Additional 19th Floor Premises, Landlord and Tenant agree that Vacant Possession of the Additional 19th Floor Premises shall be deemed to have been delivered by Landlord to Tenant one (1) business day after such written notice was delivered by Landlord to Tenant."

      4. Notwithstanding the provisions of Section 7(C) (a) of the First Lease Modification Agreement, as modified by this Agreement, Landlord shall, at any time after the date hereof that Vacant Possession of the Additional 19th Floor Premises is delivered to Landlord (and


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upon three (3) business days written notice to Tenant), deliver Vacant
Possession of the Additional 19th Floor Premises to Tenant, which delivery shall be deemed to occur upon the expiration of said third (3rd) business day.

      5. Section 7E of the First Lease Modification Agreement is hereby modified by (a) deleting the words "within five (5) months following the expiration of the Kasowitz Lease" in the 23rd and 24th lines of said Section and replacing them with the words "by February 15, 1997." and (b) deleting the words "9 months after the expiration of the Kasowitz Lease" in line 27 of said Section and replacing such words with the words "between February 16, 1997 and March 1, 1997".

      6. Section 7B(i) of the Second Lease Modification Agreement is hereby modified by deleting said section and replacing it with the following:

            (i) By deleting subparagraph (b) from paragraph C of Section 7 thereof and replacing it with the following:

            "(b) From and after the date of delivery or deemed delivery to Tenant of Vacant Possession of the Additional 19th Floor Premises, Fixed Rent, as defined in Article 3 of the Lease, shall be increased
            (i) if such Vacant Possession is delivered or deemed delivered prior to July 1, 1996, by $668,750 per annum for the period beginning on the date such Vacant Possession is delivered or deemed delivered and ending June 30,


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            1996 and by an additional $43,650 per annum for the period from July
            1, 1996 through July 31, 1998 and (ii) if Vacant Possession is not delivered or deemed delivered prior to July 1, 1996 by $712,400 per annum for the period from the date on which such Vacant Possession is delivered or is deemed delivered through July 31, 1998. In addition, Fixed Rent shall be increased by an additional $104,000 per annum from and after August 1, 1998."


      7. Effective as of the 19th Floor Delivery Date, Articles 6 (TAX PAYMENTS) and 7 (ESCALATION) of the Lease are modified (and Paragraph 4 of the Third Lease Modification Agreement and Subparagraph (c) of Paragraph (C) of Section 7 of the First Lease Modification Agreement are superseded) so that the Tenant's Share is increased to 19.96%; provided however (A) for purposes of Article 6, (a) the Base Tax for 16.33/19.96 of the Tenant's Share shall be Real Estate Taxes for the 1993/1994 Tax year, and (b) the Base Tax for 3.63/19.96 of the Tenant's Share shall be Real Estate Taxes for the 1994/1995 Tax Year and (B) for purposes of Article 7, (a) the Expense Base for 16.33/19.96 of the Tenant's Share shall be the average of the Expenses for the 1993 Calendar Year and the 1994 Calendar Year, (b) the Expense Base for 2.12/19.96 of the Tenant's Share shall be the 1994 Calendar Year and (c) the Expense Base for 1.51/19.96 of the Tenant's Share shall be the 1995 Calendar Year. Tenant acknowledges that it is not entitled to any



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further reduction of Tenant's Share pursuant to the "provided, however" clause at line 2 of Section 6.01(a) (v) of the Lease.

      8. Effective as of the 19th Floor Delivery Date, the Lease is further modified as follows:

            A. By adding to Section 10.10 of the lease "or the Additional 19th Floor Premises" after the words "Additional 3rd Floor Premises" on line 4 of said section.

            B. By deleting from the last sentence of Section 22.09 of the Lease the (i) words "execution and delivery of this Agreement" and replacing such words with the words "19th Floor Delivery Date" and (ii) the number "110,875" and replacing it with the number "136,875".

            C. by inserting in Section 24.02 of the Lease after the words "the Additional 3rd Floor Premises" on line 2 thereof the words "and the Additional 19th Floor Premises."


            D. By modifying Section 43.01 of the Lease by inserting on line 26 thereof, after the word "including" the words "the Additional 19th Floor Premises."


      9. Tenant represents that in the negotiation of this Agreement it dealt with no broker other than Koll Management Services, Inc. (the "Broker") and no other broker participated in bringing about this Agreement. Tenant hereby indemnifies and agrees to defend and hold Landlord


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harmless against any claim or liability arising out of any inaccuracy or alleged inaccuracy of the above representation. The parties hereto acknowledge that the Broker will be paid a commission in accordance with a separate agreement between Landlord and Broker. Landlord represents that to the best of Landlord's knowledge, it has not dealt with any broker other than the Broker in connection with this Agreement.

      10. Except as modified by this Agreement, the Lease shall remain in full force and effect in accordance with its terms and (except for the representations set forth therein) is hereby ratified and confirmed.

      11. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written

                                    LANDLORD:

WITNESS:                            KENVIC ASSOCIATES

/s/ John C. Lisher                  By: /s/ Lucille Gladstone
----------------------------            -------------------------------
                                        Name: Lucille Gladstone
                                        Title: Partner


                                    TENANT:

WITNESS:                            INSTINET CORPORATION

                                    By: /s/ Daniel M. Rosenthal
----------------------------            -------------------------------
                                        Name: Daniel Rosenthal
                                        Title: Senior Vice President


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                          LANDLORD'S ACKNOWLEDGEMENT

STATE OF NEW YORK  )
                   : ss.:
COUNTY OF NEW YORK )

            On this ___ day of February, 1996, before me personally came Lucille Gladstone, to me known, who, being by me duly sworn, did depose and say that she is a partner in the firm of KENVIC ASSOCIATES, a New York partnership, and that she executed the foregoing instrument as and on behalf of said partnership.


                                                     ---------------------------
                                                            Notary Public

                       CORPORATE TENANT'S ACKNOWLEDGEMENT

STATE OF NEW YORK  )
                   : ss.:
COUNTY OF NEW YORK )

            On this 14th day of February, 1996, before me personally came Daniel Rosenthal, to me known, who, being by me duly sworn, did depose and say that the resides at
                                                                              ;
that he is the Senior Vice President of Instinet Corporation, the corporation described in and which executed the foregoing Lease, as Tenant, and that he signed his name thereto by order of that corporation's board of directors.


                                                     ---------------------------
                                                            Notary Public


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